                                                                  EXHIBIT XXV

                              AMENDED AND RESTATED
                     LIMITED RECOURSE GUARANTY [LAKE TRAVIS]

         THIS AMENDED AND RESTATED LIMITED RECOURSE GUARANTY (this "Guaranty") is made as of the 30th day of April, 2001, by Prime Group II, L.P., an Illinois limited partnership ("PG II"), The Prime Group, Inc., an Illinois corporation ("Prime" PG II and Prime are sometimes hereinafter referred to individually as "Guarantor" or together as "Guarantors") in favor of Kemper Investors Life Insurance Company, an Illinois insurance corporation ("Lender").

                                    RECITALS:

         WHEREAS, PG II executed and delivered to Lender a certain Limited Recourse Guaranty [Lake Travis] dated March 22, 1994, as amended from time to time (the "Original PG II Guaranty") in favor of Lender guaranteeing a loan described therein arising out of credit enhancement extended by Lender and its Affiliates;

         WHEREAS, Prime executed and delivered to Lender a certain Limited Recourse Guaranty [Lake Travis] dated August 31, 1994, as amended from time to time (the "Original Prime Guaranty") in favor of Lender guaranteeing a loan described therein arising out of credit enhancement extended by Lender and its Affiliates;

         WHEREAS, each of the Original PG II Guaranty and Original Prime Guaranty were secured by a Pledge and Security Agreement [Lake Travis] between PG II and Prime, respectively, and Lender, as amended from time to time (the "Original Pledge Agreements");

         WHEREAS, certain defaults currently exist under one of the Original Pledge Agreements;

         WHEREAS, as a material inducement to Lender to waive such defaults and in order to reflect other transactions which have occurred since the Original PG II Guaranty and the Original Prime Guaranty and restate the rights and obligations of the parties thereunder, Guarantors have agreed to execute and deliver this Guaranty on the terms hereinafter set forth; and

         WHEREAS, Guarantors and Lender are entering into a certain Amended and Restated Pledge and Security Agreement [Lake Travis] of even date herewith (as amended from time to time, the "Pledge and Security Agreement") as security for their liabilities and obligations under this Guaranty and in order to fully amend and restate the rights and obligations of the parties under the Original Pledge Agreements.

         NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,


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

Guarantors hereby agree that the Original PG II Guaranty and Original Prime Guaranty are hereby amended and restated in their entirety to read as follows:

     1. GUARANTY.

        (a) Guarantors hereby absolutely and unconditionally guarantee the punctual payment when due, whether at stated maturity, by acceleration or otherwise, without set-off, counterclaim or other reduction whatsoever, of (i) the aggregate outstanding unpaid principal amount of the Loan (hereinafter defined), (ii) all accrued and unpaid interest on the principal amount of the Loan, and (iii) all other amounts due under the Loan from time to time or under any documents and instruments executed and delivered or assigned to Lender in order to evidence or secure the Loan or evidence or perfect a lien or security interest in collateral for the Loan (the "Collateral Documents"), and any and all extensions, renewals or modifications of any of the foregoing (such principal, interest and other amounts are hereinafter referred to collectively as the "Obligations"). In addition, if Guarantors shall fail to pay any amount due hereunder upon demand in accordance with the terms hereof Guarantors shall pay any and all fees, costs and expenses (including reasonable attorneys' fees) incurred by Lender to third parties, whether litigation is involved or not, and if involved, whether at the trial or appellate levels or in pre- or post-judgment or bankruptcy proceedings, in enforcing the obligations of Guarantors hereunder or realizing upon any collateral securing this Guaranty (all of the foregoing fees, costs and expenses are referred to herein collectively as the "Guaranteed Expenses"). The Obligations and any instrument, document or agreement, express or implied, which has been or may hereafter be made or entered into by Guarantors, Borrower (hereinafter defined) or any other person or entity in reference to the Obligations (including, without limitation, the Collateral Documents and the Pledge Agreement, as hereinafter defined) shall all be hereinafter collectively referred to as the "Terms".

        (b) For purposes hereof, the following terms shall have the following respective meanings:

         "ADA Agreement" shall have the meaning given in the Standby Agreement.

         "Affiliate" means, as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

         "Alternate Security" shall have the meaning given in the Standby Agreement.

         "Bonds" shall mean the Health Facilities Development Revenue Bonds (The Island on Lake Travis, Ltd. Project) Series 1986, in the aggregate principal amount of $25,000,000 issued by the Capital Health Facilities Development Corporation, a Texas public non-profit corporation.

         "Borrower" shall mean The Island on Lake Travis, Ltd., a Texas limited partnership.

         "Business Day" shall mean any day of the week other than Saturday, Sunday or any other day on which banks are generally closed within the City of Chicago, Illinois.

         "Entity' means any general partnership, limited partnership, corporation, joint venture, trust, business trust, limited liability company, corporation or association.

         "Environmental Agreement" shall have the meaning given in the Standby Agreement.

         "Loan" means (i) any and all liabilities and obligations of Borrower arising under the Reimbursement Agreement, and any and all documents and instruments evidencing or securing the liabilities and obligations under the Reimbursement Agreement, or any renewal, extension or refinancing thereof, (ii) any and all liabilities and obligations of Borrower arising under the Standby Agreement, the ADA Agreement or the Environmental Agreement, or (iii) any other liabilities or obligations of Borrower or any Guarantor to Lender or an Affiliate of Lender arising in connection with any credit support or enhancement extended by Lender or any Affiliate of Lender with respect to the Bonds.

         "Person" means any individual or Entity.

         "Reimbursement Agreement" means (i) that certain Reimbursement Agreement dated November 1, 1994 among Credit Suisse First Boston (formerly Credit Suisse), Lender, Federal Kemper Life Assurance Company and Borrower, as heretofore or hereafter amended, or any other reimbursement or similar agreement entered into by Borrower in connection with the securing of Alternate Security for the Bonds or the purchase of the Bonds by Lender or an Affiliate of Lender.

         "Standby Agreement" means that certain Standby Bond Purchase and Indemnity Agreement between Lender and Borrower dated December 1, 1994 and effective as of March 22, 1994.

     2. LIMITED RECOURSE. Notwithstanding anything to the contrary contained herein or in the Pledge Agreement, except as otherwise provided in this
Section 2, neither any Guarantor nor any of its shareholders, officers, directors, partners, employees, agents or other representatives ("Other Persons") shall have any personal liability for the Obligations or the Guaranteed Expenses under this Guaranty, or for the obligation to observe, perform or discharge any of the terms, covenants or conditions contained herein or in the Pledge Agreement, and, except as otherwise provided in this Section 2,
(a) no attachment, execution, writ or other process shall be sought and no judicial proceeding shall be initiated by or on behalf of Lender against any Guarantor or any Other Person as a result of a breach or default under this Guaranty or the Pledge Agreement, except to the extent that such attachment, execution, writ or judicial proceeding shall be necessary to enforce any of the rights, remedies or recourses of Lender against or with reference to the Collateral (as defined in the Pledge Agreement), and (b) in the event that any suit is brought hereunder or under the Pledge Agreement, any judgment obtained in or as a result of such suit shall be enforceable and/or enforced solely against the Collateral; PROVIDED, HOWEVER, that nothing herein contained shall be construed to: (i) be a release or impairment of any Guarantor's obligations hereunder or under the Pledge Agreement, (ii) prevent Lender from exercising and enforcing, consistent with the provisions of this Section 2, any other remedy allowed at law or in equity or by statute or by the terms hereof or the Pledge Agreement or (iii) prevent Lender from recovering from any Guarantor (or any such Other Person), or limit Lender's recourse against any Guarantor (or any such Other Person) for, any funds, damages or costs (including, without limitation, reasonable legal expenses) incurred by Lender as a result of any willful act or omission in bad faith, any fraudulent act or omission or any breach of any of the following sections of the Pledge Agreement: the first sentence of Section 4.2, Section 4.3(a), Section 4.4, Section 4.5 and
Section 4.7(ii). Nothing in this Paragraph 2 shall be deemed to increase the liability of any such Other Person beyond that which any such Other Person may have under the partnership agreement of Guarantor or under law.

     3. GUARANTY ABSOLUTE. Guarantors guarantee that the Obligations and the Guaranteed Expenses will be paid in accordance with the terms and provisions of this Guaranty and, to the maximum extent permitted by law, Guarantors waive any law, regulation, order or judgment now or hereafter in effect in any jurisdiction affecting the obligations of Guarantors or the rights of Lender with respect thereto. This Guaranty, and the liability of Guarantors under this Guaranty (which liability is subject to Section 2 hereof), shall continue and be absolute and unconditional and remain in full force and effect irrespective of:

        (a) any lack of validity or enforceability of any of the Terms;

        (b) any change in the time, manner or place of payment of, or in any other term, including the applicable rate of interest, of, all or any of the Terms, or any other renewal, extension, amendment, modification or waiver of or any consent to departure from any of the Terms;

        (c) any act or omission of Lender (or other holder of the Collateral Documents) of any nature whatsoever;

        (d) with respect to any Guarantor, Borrower or any other person or entity, (i) any failure to obtain required authorization by all necessary corporate, partnership or other action relating to the incurrence of the Obligations or to the execution, delivery or performance of any of the Terms, or
(ii) any violation of any provision of any of the articles of incorporation, by-laws, partnership agreement or any other document, instrument or agreement occasioned by the incurrence of the Terms, by the execution, delivery, or performance of any of the Terms, or by any failure of same to have been duly authorized by all necessary corporate or other action;

        (e) any amendment, waiver, modification, extension or renewal of or consent to departure from or forbearance of any other action or inaction under or in respect of this Guaranty or any other of the Terms;

        (f) any exchange, release, forbearance or surrender of or any other action or inaction with respect to any collateral (including, without limitation, the Collateral other than a release of all of the Collateral, which results in a termination of this Guaranty under Section 7(a) below) at any time and from time to time now or hereafter securing any or all of the Obligations or Terms or the liability of any Guarantor, Borrower or any other person or entity in respect of all or any of the Terms or any failure to perfect or continue as perfected any security interest or other lien with respect to any such collateral, or any loss or destruction of any such collateral, or any matter impairing the value of such collateral as security for all or any of the Terms, the liability of any Guarantor, Borrower or any other person or entity, in respect of all or any of the Obligations or Terms;

        (g) any other guaranty now or hereafter executed by any Guarantor or anyone else or any recovery under any such other guaranty;

        (h) any waiver of or assertion or enforcement or failure or refusal to assert or enforce, in whole or in part, any of the terms and provisions of the Terms, or any claim, cause of action, right or remedy which Lender may, at any time, have under this Guaranty, the Pledge Agreement or any of the other Collateral Documents or with respect to any guaranty or any security which may be held by Lender (or other holder of the Collateral Documents) with respect to the Loan;

        (i) the failure to give any Guarantor any notice whatsoever, other than any notice which Lender is expressly required to give pursuant to any provisions of this Guaranty;

        (j) exculpatory provisions in any of the Collateral Documents limiting Lender's recourse to property encumbered by the Loan Documents or to any other security or limiting Lender's rights to enforce a deficiency judgment against Borrower;

        (k) any sale, assignment, conveyance, merger or other transfer, voluntary or involuntary (whether by operation of law or otherwise), of all or any part of Borrower's interest in any property securing the Loan or the occurrence of any such sale, assignment, conveyance, merger or other voluntary or involuntary transfer which results in any Guarantor becoming the Borrower under the Collateral Documents, provided, however, that any such sale, assignment, conveyance, merger or other transfer shall be subject to the limitations set forth in the Collateral Documents,

        (l) any sale, assignment,, [sic] conveyance, merger or other transfer, voluntary or involuntary (whether by operation of law or otherwise), of all or any part of the interest of Lender (or other holder of the Collateral Documents) in the Collateral Documents or this Guaranty;

        (m) any failure to properly record or file any of the Collateral Documents, or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Loan;

        (n) any recovery as a result of the exercise by Lender (or other holder of the Collateral Documents) of any of its rights or remedies under the Collateral Documents, including any foreclosure thereof; or

        (o) any other fact, circumstance or matter of any nature whatsoever that might otherwise constitute a defense available to, or a discharge of, or might otherwise operate to release or affect the obligations of any Guarantor, Borrower or any other person or entity liable to Lender (or other holder of the Collateral Documents) in respect of any of the Terms.

This Guaranty shall continue to be effective or shall be reinstated, as the case may be, regardless of whether any payment of any of the Obligations or the Guaranteed Expenses is rescinded or must otherwise be returned by Lender upon the insolvency, bankruptcy, or reorganization of any Guarantor, Borrower, or any other person or entity or for any reason whatsoever, all as though such payment had not been made. Lender shall not be required to contest, dispute or litigate its obligation to make such payment or repayment. The obligations of each Guarantor hereunder shall be absolute and primary, shall be complete and binding as to such Guarantor upon its execution of this Guaranty, shall be subject to no conditions precedent, and shall be independent of and cumulative to any other of the Terms, and Lender may exercise any of its rights and remedies under this Guaranty, any other of the Terms or otherwise singly or concurrently. The obligations of any Guarantor under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any voluntary or involuntary bankruptcy, insolvency, receivership, reorganization, liquidation, arrangement, or debtor-relief proceeding of or against Borrower, or by any defense that Borrower may have by reason of the existence of any such proceeding or any order, decree or decision of any court or administrative body resulting from or relating to any such proceeding.

     4. WAIVER; NO DUTIES. Guarantors waive to the fullest extent permitted by applicable law; (a) all statutes of limitations as a defense to any action brought against any Guarantor by Lender; (b), any defense based upon any legal disability or any discharge or limitation of liability (except as provided in Section 2 above), whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding, or from any other cause; (c) promptness, diligence, presentment, demand, protest and notice of any kind (other than as expressly required herein), (d) any defense based upon or arising out of any defense of Borrower to the payment or performance of any part of the Obligations (other than payment); (e) any and all rights of indemnity, contribution, reimbursement or any similar right that any Guarantor may have against Borrower as a result of any actions taken or amounts paid in connection with or relating to this Guaranty or the Loan; (f) all rights of subrogation, including, without limitation, all rights to enforce any remedy of Lender, and all right to participate in any security held by Lender; (g) notice of any change in Borrower's financial condition; (h) the right to interpose any substantive or procedural defense of the law of guaranty, indemnification or suretyship (except the defense of prior payment of all of the Obligations and Guaranteed Expenses which any Guarantor is called upon to pay under this Guaranty); (i) all rights and remedies accorded by applicable law to guarantors or sureties, including without limitation, any extension of time conferred by any law now or hereafter in effect; (j) the right to interpose any defense (except as allowed under clause (h) above), set-off or counterclaim of any nature or description in any action or proceeding; and (k) any right or claim of right to cause a marshalling of Borrower's assets or to cause Lender to proceed against Borrower and/or any collateral held by Lender at any time or in any particular order. Lender shall not be obligated to exhaust any right or take any action against the Borrower or any other person or entity or any collateral for the Obligations prior to the enforcement of its rights hereunder. Nothing in this Paragraph 4 shall be construed as a waiver by any Guarantor or an Affiliate of any Guarantor of any right to receive any distributions to which it might be entitled under the partnership agreement of Borrower.

     5. NOTICES. Any notice or other communication required or permitted hereunder shall be (a) in writing and shall be deemed to have been duly given
(A) when received, if delivered in
person, (B) five (5) days after deposit in a regularly maintained receptacle of the United States mail as registered or certified mail, first class postage prepaid, (C) the business day after notice is sent for overnight delivery by nationally recognized overnight courier service, or (D) on the day on which the party to whom such notice is addressed refuses delivery by mail or by nationally recognized courier service, and (b) addressed as follows:

         To Lender:                        c/o ZKS Real Estate Partners, LLC
                                           200 West Adams
                                           Suite 2222
                                           Chicago, Illinois 60606
                                           Attn:  Beth A. Schlief

         With copies to:                   Zurich Kemper Life Companies
                                           1400 American Lane
                                           Tower 1, 17th Floor
                                           Schaumburg, IL 60196
                                           Attn:  Gary Fridley

         To Guarantor:                     c/o The Prime Group, Inc.
                                           77 West Wacker Drive
                                           Suite 4200
                                           Chicago, Illinois 60601
                                           Attention: Michael W. Reschke


         With a copy to:                   The Prime Group, Inc, [sic]
                                           77 West Wacker Drive
                                           Suite 4200
                                           Chicago, Illinois 60601
                                           Attention: Robert J. Rudnik

or to any such other address as any party hereto shall designate in a written notice to the other parties hereto.

     6. NO WAIVER: CUMULATIVE REMEDIES. Lender may, at any time and from time to time, waive or not insist on strict compliance with any one or more of the provisions contained in any document relating to this Guaranty, but any such waiver or non-insistence shall be deemed to be made pursuant to the terms of said document and not in modification thereof. Any waiver or non-insistence in any instance or under any particular circumstance shall not be considered a waiver or non-insistence of such provision in any other instance or any other circumstance. The remedies provided herein and in the other documents executed contemporaneously herewith and referred to herein shall be cumulative, may be exercised from time to time, singularly or concurrently or in any combination, without Lender being obligated to exercise any such right in any other circumstance, and, subject to Section 2 above, are not exclusive of any remedies provided by law.

     7. CONTINUING GUARANTY; TRANSFER. This Guaranty is a continuing guaranty and shall:


        (a) remain in full force and effect until (i) all of the Obligations and Guaranteed Expenses have been paid in full, or all of the Collateral (as such term is defined in the Pledge Agreement) securing this Guaranty has been applied toward the Obligations and Guaranteed Expenses and (ii) any and all amounts due or claims made under clause (iii) of Section 2 of this Guaranty have been paid, satisfied or otherwise disposed of, as applicable, at which time this Guaranty shall terminate (and Lender shall at such time, upon the request and at the expense of any Guarantor, acknowledge the release and termination of this Guaranty);

        (b) be binding upon each Guarantor, and its heirs, administrators, executors, successors and assigns, who shall be jointly and severally liable hereunder in accordance with the terms hereof; provided, however, no Guarantor may assign any of its rights and obligations hereunder without the prior written consent of Lender; and

        (c) inure to the benefit of and be binding on and enforceable by Lender and its successors, transferees, participants, and assigns. Without limiting the generality of this clause, Lender may assign or otherwise transfer any of the Obligations and/or any of the Terms to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to Lender herein or otherwise.

     8. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Illinois without regard to principles of conflict of laws. Each of Lender and each Guarantor hereby waives any plea of jurisdiction or venue as not being a resident of Cook County, Illinois and hereby specifically authorizes any action brought by the other upon or with regard to this Guaranty to be instituted and prosecuted in either the Circuit Court of Cook County, Illinois or in the United States District Court for the Northern District of Illinois, at the election of the party bringing the action. Each of Lender and each Guarantor hereby irrevocably authorizes service of process to be made upon it in the manner specified in Section 5 above, in any action which may be instituted against it arising out of or relating to this Guaranty.

     9. HEADINGS. Section headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose.

     10. WAIVER OF JURY TRIAL. EACH OF LENDER AND EACH GUARANTOR WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY ANY PARTY, RELATING DIRECTLY OR INDIRECTLY TO THIS GUARANTY, THE PLEDGE AGREEMENT OR THE OBLIGATIONS GUARANTEED HEREBY.

     11. ESTOPPEL. Each Guarantor shall, at any time and from time to time, within ten (10) Business Days following request by Lender, execute, acknowledge and deliver to Lender a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such


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

modifications) and that, to the best of Guarantor's knowledge, Guarantor is not in default hereunder (or if there is such a default, describing such default in reasonable detail).

     12. SEVERABILITY. The unenforceability or invalidity of any provision or provisions of this Guaranty shall not render any other provision or provisions herein contained unenforceable or invalid.

     13. NON-ASSERTION. Lender covenants that it shall not assert in any judicial or other case or proceeding that that certain Release of Guaranties and Other Obligations and Covenant Not to Sue, dated March 22, 1994, made by Lender and certain affiliates of Lender in favor of Guarantor and others, is not valid, enforceable and effective.

     14. JOINT AND SEVERAL. The covenants, agreements and guaranties of each or both of the Guarantors under this Guaranty shall constitute joint and several obligations of the Guarantors.

     15. SUPERCEDE. This Guaranty restates and supercedes the Original PG II Guaranty and the Original Prime Guaranty.


[Signature Page Follows]

         IN WITNESS WHEREOF, Guarantors have caused this Guaranty to be executed and delivered on the date and year first above written.


THE PRIME GROUP, INC.,                               PRIME GROUP II, L.P. an Illinois limited
an Illinois corporation                              partnership


By:      /S/ MARK K. CYNKAR                          By:  PGLP, Inc., an Illinois corporation, its
       ------------------------------                     general partner
Name:        MARK K. CYNKAR
       -----------------------------
Title:       SENIOR VICE PRESIDENT
       -----------------------------
                                                          By:      /S/ MARK K. CYNKAR
                                                                ---------------------------------
                                                          Name:        MARK K. CYNKAR
                                                                ---------------------------------
                                                          Title:       VICE PRESIDENT
                                                                ---------------------------------

ACKNOWLEDGED:

KEMPER INVESTORS LIFE INSURANCE
COMPANY, an Illinois insurance corporation

By:      /S/ BETH A. SCHLIEF
       ------------------------------
Name:        BETH A. SCHLIEF
       ------------------------------
Title:       AUTHORIZED SIGNATORY
       ------------------------------


By:      /S/ FREDERICK L. STEPHENS
       ------------------------------
Name:        FREDERICK L. STEPHENS
       ------------------------------
Title:       AUTHORIZED SIGNATORY
       ------------------------------


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